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                                                                  EXHIBIT 10.76


April 30, 1998

Mr. Ben Noble
3261 Lenox Road, N.E.
Atlanta, Georgia 30324

         RE:      Interest Agreement - False River, LLC

Dear Mr. Noble:

         This letter will confirm our agreement to pay you ten percent (10%) interest on all of your False River, LLC investments until such time that those investments are re-paid out of proceeds from the sale of any and all distribution rights associated with the feature film currently titled False River. This agreement is entered into in consideration of your commitment to be the initial and largest investor in False River, LLC.


Very Truly Yours,


/s/  Steven D. Brown
---------------------------------
Steven D. Brown
Chairman and CEO
American Artists Film Corporation